Exhibit 99.1

News Release

Mercury Systems Reports Second Quarter Results, Raises Guidance

Second Quarter Highlights include:

Record revenue increases 62% over prior year
GAAP net income, GAAP EPS, adjusted EPS and record adjusted EBITDA exceed estimates
Book-to-bill ratio of 1.11
Record backlog of $319 million
Completed acquisition of CES Creative Electronic Systems, S.A. (“CES”)

CHELMSFORD, Mass. January 23, 2017 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the second quarter of fiscal 2017, ended December 31, 2016.
Management Comments
“The business continued to perform extremely well in the second quarter of fiscal 2017,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “During the quarter we delivered a very strong financial performance with bookings, backlog, revenue, and adjusted EBITDA all reaching record levels. Year-over-year revenues grew more than 60% and adjusted EBITDA grew over 80%, landing within our recently updated target business model. We also completed the acquisition of CES, significantly expanding our addressable market with important, complementary capabilities in mission computing, safety-critical avionics and platform management. Based on our strong year-to-date performance, the continued success of our integration activities and strong backlog, we are raising our guidance for the full fiscal year,” Aslett concluded.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 2

Second Quarter Fiscal 2017 Results
Total Company second quarter fiscal 2017 revenues were $98.0 million, compared to $60.4 million in the second quarter of last fiscal year. Excluding the impact of CES, which was acquired by Mercury on November 4, 2016, revenues would have been $94.1 million, an increase of $33.7 million, or 55.8%, compared to the second quarter of fiscal 2016.
GAAP net income for the second quarter of fiscal 2017 was $5.2 million, or $0.13 per share. Excluding the impact of CES, net income for the second quarter fiscal 2017 would have been $5.0 million, or $0.13 per share.
Adjusted earnings per share (“adjusted EPS”) were $0.30 per share for the second quarter of fiscal 2017, compared to $0.23 per share in the second quarter fiscal 2016. Excluding the impact of CES, adjusted EPS would have been $0.28 per share for the second quarter of fiscal 2017.
All per share information is presented on a fully diluted basis.
Second quarter fiscal 2017 adjusted EBITDA for the total Company was $23.0 million and excluding the impact of CES would have been $22.1 million. These compare to $12.6 million for the second quarter of fiscal 2016.
Cash flows from operating activities in the second quarter of fiscal 2017 were a net inflow of $14.2 million, compared to a net inflow of $12.3 million in the second quarter of fiscal 2016. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $6.5 million in the second quarter of fiscal 2017, compared to a net inflow of $11.0 million in the second quarter of fiscal 2016.
Bookings
Total bookings for the second quarter of fiscal 2017 were $108.5 million, yielding a total book-to-bill ratio of 1.11 for the quarter and representing a 140% increase compared to $45.2 million in bookings for the second quarter of fiscal 2016.
Backlog
Mercury’s total backlog at December 31, 2016 was $318.8 million, a $114.0 million increase from a year ago. Of the December 31, 2016 total backlog, $278.5 million represents orders expected to be shipped over the next 12 months.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 3

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2017. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the third quarter of fiscal 2017, revenues are forecasted to be in the range of approximately $103 million to $107 million. GAAP net income for the third quarter is expected to be approximately $5.6 million to $6.8 million, or $0.14 to $0.17 per share, assuming no restructuring, acquisition, or financing related expenses in the period. Adjusted EPS is expected to be in the range of $0.29 to $0.32 per share, assuming an effective tax rate of 35%. Adjusted EBITDA for the third quarter of fiscal 2017 is expected to be in the range of $22.8 million to $24.7 million.
For the full 2017 fiscal year, before adding the impact of CES, we now expect revenue to be between $377 million to $384 million, up from our prior expectation of $370 million to $380 million. Including CES, total revenue for fiscal 2017 is expected to be approximately $393 million to $400 million, with total GAAP net income of $19.4 million to $21.4 million, or $0.49 to $0.54 per share. Total company adjusted EBITDA for the full fiscal year is now expected to be approximately $87.5 million to $90.5 million, representing approximately 22.3% to 22.6% of revenue. Adjusted EPS for fiscal 2017 is now expected to be approximately $1.09 to $1.14 per share, assuming an effective tax rate of 35%.
Recent Highlights
December - Mercury Systems announced that it received a $10.8 million follow-on order against its 5 year sole source basic ordering agreement (BOA) to deliver advanced Digital RF Memory (DRFM) jammers to the U.S. Navy. The order was received in the Company's fiscal 2017 second quarter and is expected to be shipped over the next several quarters.
December - Mercury Systems announced it received a $2.2 million order from a leading defense prime contractor to extend the lifecycle of a legacy electronic warfare system. The order was booked in the Company's fiscal 2017 second quarter and is expected to be shipped over the next several quarters.
December - Mercury Systems announced it received a $3.4 million order from a leading defense prime contractor for secure rackmount servers for a modeling and simulation application. The

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 4

order was booked in the Company's fiscal 2017 second quarter and is expected to be shipped over the next several quarters.
December - Mercury Systems announced it received a $6.7 million follow-on order from a leading defense prime contractor for high-performance GPS Selective Availability Anti-Spoofing Modules (SAASM) for a precision guided munitions application. The order was booked in the Company's fiscal 2017 second quarter and is expected to be shipped over the next several quarters.
November - Mercury Systems announced that its Ensemble® LDS6526 server blade received a silver award by the judges of the annual Military & Aerospace Electronics Innovators Awards program. This program recognizes the most innovative solutions in military and aerospace technology products and systems, as judged by a panel of senior third-party expert professionals. The Ensemble LDS6256 is a rugged OpenVPX™ processing blade that seamlessly integrates the Intel® Xeon® processor D system-on-a-chip (SoC) product family, the versatility of software-defined off-load processing, double-bandwidth sensor I/O capability and built-in private and personalized security features into a powerful 6U form factor blade for streaming signal processing applications.
November - Mercury Systems announced that its Independent Chairman of the Board Vince Vitto was recently awarded the 2016 Eugene G. Fubini Award for outstanding contributions to the Department of Defense (DoD) and the Defense Science Board. The award was signed by Secretary of Defense Ash Carter and presented in a ceremony recently held at the Pentagon in Washington, D.C. The Eugene G. Fubini Award was established in 1996 by then-Secretary of Defense William J. Perry to recognize on an annual basis an individual from the private sector who has made highly significant contributions to the Department of Defense in an advisory capacity over a sustained period of time.
November - Mercury Systems announced the completion of its previously reported acquisition of CES Creative Electronic Systems, S.A. ("CES"). Pursuant to the terms of the Stock Purchase Agreement applicable to the acquisition, Mercury acquired CES for a total purchase price of approximately $38 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded with cash on hand. For the twelve month period ended September 30, 2016 CES had revenue of approximately $23 million.
October - Mercury Systems announced it received a $6.3 million follow-on order from a leading defense prime contractor for microwave transceivers for a precision guided munitions application.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 5

The order was booked in the Company's fiscal 2017 first quarter and is expected to be shipped over the next several quarters.
October - Mercury Systems announced it received a long term supplier agreement (LTSA) from a leading defense prime contractor to purchase up to $32.5 million of GPS SAASM receivers for a precision guided munitions application over a three year period. The order was booked in the Company's 2016 first quarter.
October - Mercury Systems announced the first rackmount secure server available for the defense market at the Association of the United States Army (AUSA) Annual Meeting in Washington, D.C. These ATX-class servers are designed to drive the most powerful mission processing, sensor processing and cybersecurity applications, addressing the defense market's need for affordable and trusted solutions to protecting mission-critical functions. Mercury secure servers are designed and made in the USA, using trusted devices from managed supply chains by US-based employees working in domestic secure facilities. With security and ruggedness built in, they are ideally suited for next-generation command and control, battle management processing and sensor processing applications requiring system integrity.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Monday, January 23, 2017, at 5:00 p.m. ET to discuss the second quarter fiscal 2017 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 6

Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Chelmsford, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2017 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 7

discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2016. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Innovation That Matters and Ensemble are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31,	June 30,
	2016	2016

Assets
Current assets:
Cash and cash equivalents	$46,185	$81,691
Accounts receivable, net	68,827	73,427
Unbilled receivables and costs in excess of billings	28,052	22,467
Inventory	70,088	58,284
Prepaid income taxes	5,049	3,401
Prepaid expenses and other current assets	6,646	6,122
Total current assets	224,847	245,392

Restricted cash	—	264
Property and equipment, net	39,379	28,337
Goodwill	366,791	344,027
Intangible assets, net	122,308	116,673
Other non-current assets	1,952	1,803
Total assets	$755,277	$736,496

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$26,236	$26,723
Accrued expenses	10,547	10,273
Accrued compensation	15,841	13,283
Deferred revenues and customer advances	5,896	7,365
Current portion of long-term debt	10,000	10,000
Total current liabilities	68,520	67,644

Deferred income taxes	11,954	11,842
Income taxes payable	700	700
Long-term debt	180,710	182,275
Other non-current liabilities	8,677	991
Total liabilities	270,561	263,452

Shareholders’ equity:
Common stock	392	387
Additional paid-in capital	360,477	357,500
Retained earnings	123,233	114,210
Accumulated other comprehensive income	614	947
Total shareholders’ equity	484,716	473,044
Total liabilities and shareholders’ equity	$755,277	$736,496

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net revenues	$98,014	$60,417	$185,663	$118,826
Cost of revenues (1)	50,625	30,678	98,830	60,785
Gross margin	47,389	29,739	86,833	58,041

Operating expenses:
Selling, general and administrative (1)	19,320	12,583	36,864	24,709
Research and development (1)	13,156	8,845	25,994	17,711
Amortization of intangible assets	4,888	1,638	9,490	3,351
Restructuring and other charges	69	221	366	559
Impairment of long-lived assets	—	231	—	231
Acquisition costs and other related expenses	998	(148)	1,419	1,980
Total operating expenses	38,431	23,370	74,133	48,541

Income from operations	8,958	6,369	12,700	9,500

Interest income	10	26	50	50
Interest expense	(1,898)	(5)	(3,720)	(7)
Other (expense) income, net	(87)	83	513	$

Income before income taxes	6,983	6,473	9,543	9,697
Tax provision	1,779	1,433	520	1,801
Net income	$5,204	$5,040	$9,023	$7,896

Basic net earnings per share:	$0.13	$0.15	$0.23	$0.24

Diluted net earnings per share:	$0.13	$0.15	$0.23	$0.23

Weighted-average shares outstanding:
Basic	39,151	33,120	39,004	33,047
Diluted	39,985	33,831	39,920	33,819

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$148	$6	$223	$155
Selling, general and administrative	$3,539	$2,063	$6,578	$4,191
Research and development	$406	$323	$924	$748

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$5,204	$5,040	$9,023	$7,896
Depreciation and amortization	7,856	3,258	15,176	6,559
Other non-cash items, net	5,870	1,878	7,316	4,047
Changes in operating assets and liabilities	(4,692)	2,079	(6,994)	335

Net cash provided by operating activities	14,238	12,255	24,521	18,837

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(38,764)	(9,764)	(38,764)	(9,764)
Purchases of property and equipment	(7,703)	(1,289)	(13,753)	(3,156)
Increase in other investing activities	—	—	(111)	(185)

Net cash used in investing activities	(46,467)	(11,053)	(52,628)	(13,105)

Cash flows from financing activities:
Proceeds from employee stock plans	2,653	1,668	2,733	2,297
Payments of term debt	—	—	(2,500)	—
Payments for retirement of common stock	(1,432)	(416)	(7,560)	(4,124)

Net cash provided by (used in) financing activities	1,221	1,252	(7,327)	(1,827)

Effect of exchange rate changes on cash and cash equivalents	(121)	27	(72)	63

Net (decrease) increase in cash and cash equivalents	(31,129)	2,481	(35,506)	3,968

Cash and cash equivalents at beginning of period	77,314	79,073	81,691	77,586

Cash and cash equivalents at end of period	$46,185	$81,554	$46,185	$81,554

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. Additionally, the Company incurs non-cash interest expenses associated with obtaining its credit facilities. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal and accounting fees and expenses. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 12

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 13

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$5,204	$5,040	$9,023	$7,896
Interest expense (income), net	1,888	(21)	3,670	(43)
Income taxes	1,779	1,433	520	1,801
Depreciation	2,966	1,620	5,684	3,208
Amortization of intangible assets	4,888	1,638	9,490	3,351
Restructuring and other charges	69	221	366	559
Impairment of long-lived assets	—	231	—	231
Acquisition and financing costs	1,114	25	1,667	2,323
Fair value adjustments from purchase accounting	870	—	2,947	—
Litigation and settlement expense (income), net	100	—	100	—
Stock-based compensation expense	4,093	2,392	7,725	5,094
Adjusted EBITDA	$22,971	$12,579	$41,192	$24,420

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operations	$14,238	$12,255	$24,521	$18,837
Capital expenditures	(7,703)	(1,289)	(13,753)	(3,156)
Free cash flow	$6,535	$10,966	$10,768	$15,681

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision. Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended December 31,
	2016		2015
Net income and earnings per share	$5,204	$0.13	$5,040	$0.15
Amortization of intangible assets	4,888		1,638
Restructuring and other charges	69		221
Impairment of long-lived assets	—		231
Acquisition and financing costs	1,114		25
Fair value adjustments from purchase accounting	870		—
Litigation and settlement expense (income), net	100		—
Stock-based compensation expense	4,093		2,392
Impact to income taxes	(4,441)		(1,722)
Adjusted income and adjusted earnings per share	$11,897	$0.30	$7,825	$0.23

Diluted weighted-average shares outstanding:		39,985		33,831

	Six Months Ended December 31,
	2016		2015
Net income and earnings per share	$9,023	$0.23	$7,896	$0.23
Amortization of intangible assets	9,490		3,351
Restructuring and other charges	366		559
Impairment of long-lived assets	—		231
Acquisition and financing costs	1,667		2,323
Fair value adjustments from purchase accounting	2,947		—
Litigation and settlement expense (income), net	100		—
Stock-based compensation expense	7,725		5,094
Impact to income taxes	(10,526)		(5,188)
Adjusted income and adjusted earnings per share	$20,792	$0.52	$14,266	$0.42

Diluted weighted-average shares outstanding:		39,920		33,819

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 16

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2017
Year Ending June 30, 2017
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure.

	Three Months Ending		Twelve Months Ending
	March 31, 2017		June 30, 2017
	Range		Range
	Low	High	Low	High

GAAP expectation -- Earnings per share	$0.14	$0.17	$0.49	$0.54

GAAP expectation -- Net income	$5,600	$6,800	$19,400	$21,400

Adjust for:
Interest expense (income), net	1,700	1,700	7,300	7,300
Income taxes	3,000	3,700	7,200	8,200
Depreciation	3,500	3,500	13,200	13,200
Amortization of intangible assets	4,700	4,700	19,000	19,000
Restructuring and other charges	100	100	700	700
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	100	100	1,800	1,800
Fair value adjustments from purchase accounting	300	300	3,500	3,500
Litigation and settlement expense (income), net	—	—	100	100
Stock-based compensation expense	3,800	3,800	15,300	15,300
Adjusted EBITDA expectation	$22,800	$24,700	$87,500	$90,500

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2017 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending March 31, 2017
Year Ending June 30, 2017
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending March 31, 2017
	Range
	Low		High
Net income and earnings per share	$5,600	$0.14	$6,800	$0.17
Amortization of intangible assets	4,700		4,700
Restructuring and other charges	100		100
Impairment of long-lived assets	—		—
Acquisition and financing costs	100		100
Fair value adjustments from purchase accounting	300		300
Litigation and settlement expense (income), net	—		—
Stock-based compensation expense	3,800		3,800
Impact to income taxes	(3,100)		(3,200)
Adjusted income and adjusted earnings per share	$11,500	$0.29	$12,600	$0.32

Diluted weighted-average shares outstanding:		39,900		39,900

	Twelve Months Ending June 30, 2017
	Range
	Low		High
Net income and earnings per share	$19,400	$0.49	$21,400	$0.54
Amortization of intangible assets	19,000		19,000
Restructuring and other charges	700		700
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,800		1,800
Fair value adjustments from purchase accounting	3,500		3,500
Litigation and settlement expense (income), net	100		100
Stock-based compensation expense	15,300		15,300
Impact to income taxes	(16,200)		(16,300)
Adjusted income and adjusted earnings per share	$43,600	$1.09	$45,500	$1.14

Diluted weighted-average shares outstanding:		40,000		40,000

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY